Exhibit 10.1

AMENDMENT AGREEMENT

TO

SECURITIES PURCHASE AGREEMENT

AND

INCREMENTAL WARRANT

THIS AMENDMENT AGREEMENT (the “Amendment”) is dated this [ ] day of August [ ], 2026, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation with offices located at 1990 E Grand Ave, El Segundo, CA, 90245 (the “Company”) and the investor signatory hereto (the “Holder”). Capitalized terms used but not defined herein shall have the meaning set forth in the March SPA (as defined below).

WHEREAS, on March 21, 2025, the Company entered into that certain securities purchase agreement (as amended, the “March SPA” and the transactions contemplated thereby, the “March Financing”) with, inter alia, the Holder, pursuant to which the Company agreed to sell, and the Holder agreed to purchase, among others, (i) senior unsecured convertible notes (“Unsecured Notes”); (ii) common stock purchase warrants (each, a “Common Warrant” and, together, the “Common Warrants”) to purchase up to a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and (iii) incremental note purchase warrants (the “Incremental Warrants”) to purchase certain Incremental Notes;

WHEREAS, the March Financing shall be completed in four Closings;

WHEREAS, the First Closing occurred on April 4, 2025, the Second Closing occurred on May 28, 2025, the Third Closing occurred on July 11, 2025 (each, a “Completed Closing” and, collectively, the “Completed Closings”) and the Fourth Closing has yet to occur;

WHEREAS, pursuant to Section 7.3 of the March SPA, the Company shall deliver to the Holder at each Closing, (i) a Common Warrant to purchase up to a number of shares of Common Stock equal to one hundred percent (100%) of the number of Conversion Shares issuable upon conversion of the Unsecured Note issued to the Holder at such Closing; and (ii) an Incremental Warrant with an exercise price equal to the aggregate principal amount of the Unsecured Note issued to such Holder at such Closing;

WHEREAS, following the Completed Closings, the remaining Note Commitment Amount for each Purchaser is set forth on Schedule I hereto;

WHEREAS, the Company and the Holder desire to, among other things, (i) amend the March SPA to split the Fourth Closing into two separate closings; (ii) amend the March SPA to eliminate the Company’s obligation to issue, and the Holder’s right to receive, Common Warrants and Incremental Warrants at the remaining closings; (iii) amend the preamble of the outstanding Incremental Warrants issued by the Company to the Holder at each Completed Closing, to eliminate the Company’s obligation to issue, and the Holder’s right to receive, Common Warrants upon exercise of such Incremental Warrants; and (iv) amend the Commitment Annex to reallocate a portion of the remaining Note Commitment Amount for one Purchaser to another.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows, effective as of the date of hereof:

Section 1. Split of Fourth Closing. The Holder and the Company agree that the Fourth Closing shall be divided into two separate closings (respectively, the “Fourth Closing No. 1” and “Fourth Closing No. 2”, and together with the “Final Closings”). All references to the Fourth Closing as used in the March SPA shall be replaced with references to the “Final Closings”. In connection herewith, the form Unsecured Notes to be issued in each Final Closing and upon exercise of the outstanding Incremental Warrants shall be substantially in the form set forth in Exhibit A hereto.

Section 2. Elimination of Closing Conditions. The Holder hereby irrevocably agrees to waive, with respect to the Final Closings, the condition precedent set forth in Section 2.1(b)(ii) of the March SPA, with respect to the requirement of the effectiveness of the Registration Statement.

Section 3. Amendment to March SPA. Notwithstanding anything in the March SPA to the contrary, the Holder and the Company agree that (a) Section 2.1 and Section 7.3 of the March SPA are hereby amended such that the Company shall have no obligation to issue, and the Holder shall have no right to purchase, (i) a Common Warrant; and (ii) an Incremental Warrant at the Final Closings.

Section 4. Re-allocation of Commitment. Notwithstanding anything in the March SPA to the contrary, the Holder and the Company agree that the remaining Note Commitment Amount with respect to the Final Closings is hereby amended and restated as set forth on Schedule II hereto, and each Purchaser shall fund such Purchaser’s Note Commitment Amount as set forth on Schedule III hereto.

Section 5. Amendment to Outstanding Incremental Warrants.

5.1 The preamble of each outstanding Incremental Warrant issued at a Completed Closing is hereby amended and restated in its entirety as follows:

“THIS INCREMENTAL NOTE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [HOLDER ] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on March 21, 2030 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), one or more unsecured convertible promissory notes, convertible into shares of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”), in the form attached to this Warrant as Exhibit A hereto (each a “Note”, and collectively, the “Notes”), each accompanied by a number of shares of Series B Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) equal to the lesser of (1) the number of Conversion Shares into which the Holder’s Notes are convertible and (2) the product of (x) the Holder’s Commitment Percentage (as defined in the Purchase Agreement) multiplied by (y) nine million (9,000,000) minus the number of shares of Series B Preferred Stock held by the Holder as of the exercise date. The purchase price of a Note, or portion thereof, under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).”

5.2 Section 2(c) of each outstanding Incremental Warrant issued at a Completed Closing is hereby amended and restated in its entirety as follows:

c) Delivery of Shares of Series B Preferred Stock Upon Exercise. Upon exercise of this Warrant, in whole or in part, the Company shall also issue to the Holder along with the Note issued upon such exercise, a number of shares of Series B Preferred Stock equal to the lesser of (1) the number of Conversion Shares into which the Holder’s Notes are convertible and (2) the product of (x) the Holder’s Commitment Percentage multiplied by (y) nine million (9,000,000) minus the number of shares of Series B Preferred Stock held by the Holder as of the exercise date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of such shares of Series B Preferred Stock, irrespective of the date of delivery of the shares of Series B Preferred Stock.

Section 6. Effectiveness. This Amendment is effective as of the time of execution of this Amendment by the Company and the Holder and other amendments to the March SPA (each, an “Other Amendment” and, collectively, the “Other Amendments”) identical in form and substance to this Amendment, signed by the Company and each other Purchaser (each, an “Other Holder”, and collectively, the “Other Holders”).

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Amendment shall be litigated only in the state and federal courts sitting in the City of Wilmington, New Castle County, State of Delaware. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AMENDMENT.

Section 8. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same Amendment and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9. Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

Section 10. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Amendment are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Amendments. Nothing contained herein or in any Other Amendment, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or any Other Amendment and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or any Other Amendment. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 11. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Holder with respect to an Other Amendment (each, a “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Amendment. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Amendment shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 6 shall apply similarly and equally to each Settlement Document.

Section 12. Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

[Company signature page to the Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE HOLDER:

_______________________

By:
Name:
Title:

ADDRESS:

_____________________________

_____________________________

_____________________________

_____________________________

[Holder signature page to the Amendment]